Exhibit 99.1

Microbot Medical Secures Patents in Multiple Global Jurisdictions

HINGHAM, Mass., November 17, 2020 – Microbot Medical Inc. (Nasdaq: MBOT) announced that it has received patents in multiple jurisdictions, further demonstrating the Company’s continued execution of expanding and protecting its Intellectual Property (IP) portfolio. The Company now has 40 issued/allowed patents and 23 patent applications pending worldwide.

“As we continue to make progress on the development, clinical and regulatory fronts, it is encouraging that we are also achieving our goals to broaden the protection of our novel technologies,” commented Harel Gadot, CEO, President and Chairman. “Strengthening our IP portfolio is a critical component of Microbot’s strategy for facilitating product evolution and maximizing future commercial opportunities.”

The U.S. Patent and Trademark Office (USPTO) issued a Notice of Allowance 684 pertaining to the Company’s Self-Cleaning Shunt (SCS) device. The allowed patent application is a Continuation of a patent, issued on July 19, 2016, and covers a device for mitigating occlusion in an implantable catheter. The claims are directed to a device comprising a tube having at least one drainage opening disposed in its wall and configured for implantation within a body cavity, further comprising a cleaning element having at least one cleaning protrusion extending into the opening and configured to move within the opening.

Additionally, the European Patent Office (EPO) granted an EP Patent covering the Company’s guidewire technology for use with endo-luminal interventions, and related to the Company’s LIBERTYTM development. This is the second European patent granted for this unique technology and extends protection to include the device’s current development, having a double guidewire comprising a first hollow guidewire and a second guidewire deployed within the first guidewire, and an adjuster mechanism operable to displace the second guidewire longitudinally relative to the first guidewire between at least three states.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the registered direct offering, timing, the amount and anticipated use of proceeds and statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions and the satisfaction of customary closing conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTYTM, the outcome of its studies to evaluate the SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754